SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                  ---------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 28, 2006

                        AMERON INTERNATIONAL CORPORATION
             (Exact name of Registrant as Specified in its Charter)


          Delaware                      1-9102                   77-0100596
(State or other jurisdiction         (Commission               (IRS Employer
     of Incorporation)                 File No.)             Identification No.)


              245 South Los Robles Ave., Pasadena, California 91101
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (626) 683-4000

                                       N/A
              (Former name, former address and former fiscal year,
                         if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01.  Entry into a Material Definitive Agreement.

On June 28, 2006, Ameron International Corporation ("Ameron" or the "Registrant") and certain of its subsidiaries entered into an asset purchase agreement (the "Agreement") to sell substantially all of the assets and certain specified liabilities of its worldwide Performance Coatings & Finishes business (the "Coatings Business") to PPG Industries, Inc. ("PPG"). The total consideration to be received by Ameron upon the closing of the transaction is $115 million in cash. In addition, the Agreement includes a post-closing purchase price adjustment, which based on Ameron's current estimate of net assets would result in approximately $5 million of additional consideration.

Certain assets are excluded from the sale, including cash and cash equivalents and certain real properties that are currently used in the Coatings Business. Ameron intends to sell those retained properties in the next 12 to 18 months and expects to generate additional proceeds of approximately $15 million, based on current estimates of market values.

Pursuant to the Agreement, PPG will assume certain liabilities related to the Coatings Business, including, without limitation, (i) warranty and guaranty obligations and liabilities for products sold or manufactured by Ameron, (ii) all environmental liabilities associated with the real properties that PPG is acquiring and (iii) general tort liability. PPG also agreed to a cost-sharing arrangement with respect to any product liability claims relating to Ameron's operation of the Coatings Business prior to the closing of the transaction.

Pursuant to the Agreement, PPG will not assume certain other liabilities related to Ameron's operation of the Coatings Business prior to the closing of the transaction, including, without limitation, (i) any liability of the Coatings Business arising out of asbestos, silica or lead and (ii) any pre-closing environmental liabilities related to the real properties that Ameron will be retaining. Additionally, PPG will not be assuming any liabilities related to Ameron's lawsuits with Dominion Exploration and Production, Inc. and Pioneer Natural Resources USA, Inc. and with Sable Offshore Energy Inc. (as those lawsuits are more particularly described in Ameron's Annual Report on Form 10-K for the year ended November 30, 2005).

The transaction is expected to close within 30 to 45 days, subject to the conditions to closing in the Agreement and following regulatory review in Europe. Pursuant to the Agreement, in the event the transaction does not close by October 31, 2006 and either party terminates the Agreement, PPG is obligated to pay Ameron a $7.5 million termination fee and reimburse Ameron for its costs and expenses incurred in connection with the transaction.

A copy of the press release announcing the transaction is attached to this Form 8-K and is hereby incorporated by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

    Exhibit Number               Description of Exhibit
    --------------               ----------------------
         99.1                    Press Release dated June 29, 2006


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      AMERON INTERNATIONAL CORPORATION


Date:    June 30, 2006                By: /s/ Javier Solis
                                          ------------------------------------
                                              Javier Solis
                                              Senior Vice President & Secretary


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                                  EXHIBIT INDEX

    Exhibit Number               Description of Exhibit
    --------------               ----------------------
         99.1                    Press Release dated June 29, 2006